Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-175087, 333-177251, 333-216133, and 333-260777) on Form S-3 and registration statements (No. 333-120501, 333-120503, 333-120878, 333-142268, and 333-198332) on Form S-8 of our reports dated February 23, 2023, with respect to the consolidated financial statements of The Mosaic Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Tampa, Florida
February 23, 2023